Exhibit (2)(k)(2)(a)

POWER OF ATTORNEY

The undersigned officers and the Directors of S&P 500® Covered Call Fund Inc., S&P 500® GEAREDSM Fund II Inc., and Defined Strategy Fund II Inc. (the “Funds”) (as such Funds may be renamed from time to time) hereby authorize Mitchell M. Cox, Christopher R. Yeagley, Donald C. Burke, and Andrew J. Donohue or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 24th day of January 2005.

/s/ William Rainer
Alan Batkin, Director	William Rainer, Director

/s/ Paul Glasserman	/s/ Andrew J. Donohue
Paul Glasserman, Director	Andrew J. Donohue, Director

/s/ Steven Kohlhagen	/s/ Mitchell M. Cox
Steven Kohlhagen	Mitchell M. Cox, President

/s/ Donald C. Burke
Donald C. Burke, Vice President and Treasurer